EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Quarterly Report of Axius, Inc. (the “Company”) on Form 10-Q for the quarter ended July 31, 2010 filed with the Securities and Exchange Commission (the “Report”), I, John Figliolini, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ John Figliolini
Name:	John Figliolini
Title:	Chief Financial Officer
Date:	September 13, 2010

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.